                                                                       Exhibit 1


          VOTING TRUST AGREEMENT dated as of the 2nd day of February, 1983, among ROCKY H. AOKI (the "Shareholder") an individual residing at 2 Illingworth Avenue, Tenafly, New Jersey 07670, a shareholder of BENIHANA OF TOKYO, INC., a New Yurk corporation with its principal offices at 8685 Northwest 53rd Terrace, Miami, Florida 33166, ROCKY H. AOKI, KATSU AOKI residing at 1-1 Muromachi Nihonbashi Chuoku Tokyo, Japan, and DARWIN C. DORNBUSH, residing at 90 Flamingo Road, East Hills, N.Y. 11576 as trustees (hereinafter collectively referred to as the "Trustees") and BENIHANA OF TOKYO INC. ("BOT).

                                 W I T N E S S E T H:

     WHEREAS, the parties, for their own interests and for the interest of the corporation, wish to promote harmony and continuity with respect to the conduct of the affairs of BOT;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

     1.   Creation of Voting Trust:

          The Shareholder is the owner of 200 shares of common stock of BOT (the "Shares"). The Shares are currently pledged and deposited pursuant to a Stock Pledge Agreement dated August 29, 1980 by and between the Shareholder, CITIZENS BANK AND TRUST COMPANY, a Kentucky banking Corporation with its principal office and place of business in Louisville, Kentucky and SOUTHEAST FIRST
NATIONAL BANK OF MIAMI, a national banking institution with its principal office and place of business in Miami, Florida (the "Secured Parties"). The Shareholder hereby assigns to the

Trustees all of his right, title and interest in and to the Shares and represents that he has informed the Secured Parties of this Agreement and has asked them to deliver the stock certificate evidencing the Shares and accept in its stead the voting trust certificate to be issued by the Trustees pursuant to this Agreement He acknowledges that such voting trust certificates shall be subject to the Pledge. The Shareholder hereby authorizes the Trustees to effect the substitution of the Stock Certificate held by the Secured Parties for the voting trust certificate.

     The stock certificate deposited with the Trustees by the Secured Parties shall be surrendered by the Trustees to BOT for cancellation and a new certificate shall be issued to and held by the Trustees as voting trustees. The Shares of stock represented by such certificate shall thereafter be held by the Trustees subject to the terms of this Agreement.

     2.   Voting Trust Certificate

          (a) The voting trust certificate to be issued and delivered by the Trustees, as hereinabove provided, shall be in substantially the following form, the terms of which are incorporated herein by reference:

                           VOTING TRUST CERTIFICATE No. 1
                                      200 Shares

                               BENIHANA OF TOKYO, INC.
                              (a New York corporation)

                               VOTING TRUST CERTIFICATE

               THIS CERTIFIES THAT ROCKY H. AOKI has
               deposited 200 shares of common stock, zero par value, of BENIHANA OF TOKYO, INC, a New York corporation, with the undersigned Trustees pursuant to a Voting Trust Agreement dated as of February 2, 1983 by and among ROCKY H. AOKI, Shareholder, the undersigned as Trustees and Benihana of Tokyo, Inc. a copy of which Voting Trust Agreement is on file in the offices of Benihana of Tokyo, Inc at 8685 Northwest 53rd Terrace, Miami, Florida. This certificate and the interest represented hereby is transferable on the books of said Trustees upon its surrender properly endorsed. The holder of this certificate takes the same subject to all the terms and conditions of the aforesaid Voting Trust Agreement and, by acceptance of this certificate, assents thereto and agrees to be bound thereto with like effect as if such Voting Trust Agreement had been signed by him in person.

               IN WITNESS WHEREOF, the Trustees have signed this certificate this 2nd day of February, 1983.



                              ----------------------------------
                              ROCKY H. AOKI, TRUSTEE


                              ----------------------------------
                              KATSU AOKI, TRUSTEE


                              ----------------------------------
                              DARWIN C. DORNBUSH, TRUSTEE

     Any certificate referring to this Agreement prior to any amendment shall be deemed to apply to this Agreement as amended and/or restated.


     3. Investment Purpose: The Shareholder represents that he acquired the shares represented by the voting trust certificate for investment and not with a view to distribution or resale. The Shareholder further agrees that the voting trust certificate shall contain the following legend:

               The shares and interest represented by this voting trust certificate have not been registered under the Securities Act of 1933. The shares and interest have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement therefore under the Securities Act of 1933 or an opinion, satisfactory to counsel for the Trustee and to counsel for BOT that registration is not required under said Act. In the event that a Registration Statement becomes effective covering the shares or counsel to BOT renders a written opinion, reasonably satisfactory to counsel for the Trustees that registration is not required under said Act, this voting trust certificate may be exchanged for a certificate free from this legend.

      4.  Transfer or Replacement of Voting Trust Certificate.

          (a) The Trustees shall maintain a register of the voting trust certificate and holder thereof at the office of Dornbush Mensch & Mandelstam, 747 Third Avenue, New York, N.Y. The registered holder of the voting trust certificate, in person or by proxy, may transfer upon the records of the Trustees, to any other person or persons, his rights as voting trust certificate holder with respect to all of the stock represented thereby, by surrendering such voting trust certificate, properly endorsed or with assignment separate from such certificate, duly executed, accompanied by any applicable transfer tax stamps. The Trustees may treat the holder of record of the voting trust certificate, or when presented duly endorsed in blank, the bearer thereof, as the owner for all purposes whatsoever and shall not be affected by any notice to the contrary; provided, however, that the Trustees shall not be required to deliver any voting trust certificate without the surrender of the prior voting trust certificate relating thereto.

          (b) In case of loss, theft, destruction or mutilation of the voting trust certificate, the holder thereof shall immediately notify the Trustees who may, in their discretion, issue and deliver to such holder a new voting trust certificate for the same number of shares of stock upon (i) surrender of the mutilated certificate, or (ii) in case of the los$, theft or destruction thereof, upon satisfactory proof of such loss, theft or destruction and the deposit of an indemnity bond in such form, content and amount and with such sureties as the Voting Trustees may require.

     5.   Dividends and Distributions:

          (a) Until the actual delivery of a stock certificate or other securities to the holder of the voting trust certificate in exchange for his voting trust certificates, each holder of a voting trust certificate issued hereunder shall be entitled to receive from the Trustees promptly after the Trustees' receipt thereof, payments in cash collected by the Trustees on the shares of stock deposited hereunder and standing in the names of the Trustees, and shall in addition, be entitled to receive promptly after receipt by the Trustees, all dividends or other distributions declared on the stock or payable by BOT in a form other than in cash or "voting stock" of BOT.

     If any dividend in respect of the stock deposited with the Trustees is paid in whole or in part in any "voting stock" (i.e., any security of BOT or its affiliates which (i) at the time of this issuance carries the right to vote at any meeting of stockholders or (ii) may upon the occurrence of certain events acquire the right to vote at any meeting of stockholders or
(iii) may be converted into or exchanged for or contains the right to acquire a security which carries the right to vote at any meeting of the stockholders) of if there is any distribution of voting stock or split in respect of such voting stock, the Trustees shall likewise hold the certificates for the voting stock received by them on account of such distribution, dividend or split, and the holder of the voting trust certificate representing stock in respect of which such distribution or split has been made or dividend paid, shall receive a voting trust certificate from the Trustees issued under this Agreement for the number of shares and class of such voting stock received as such dividend, distribution or split.

     If any dividend in respect of the stock deposited with the Trustees is paid other than in cash or voting stock of BOT, then the Trustees shall distribute such dividend to the holder of the voting trust certificate registered as such at the close of business on the day fixed by the Company for determination of shareholders entitled to receive such distribution.


     6. Issuance of New Stock: In the event BOT shall at any time issue any stock or other securities to which the holder of the voting trust certificate shall be entitled to subscribe or to purchase, the Trustees shall, promptly upon receipt of notice of any offer of any such shares or securities, mail a copy thereof to the holder of the voting trust certificate. Upon receipt by the Trustees, at least five (5) days prior to the last date fixed by BOT for subscription and payment, of a written request from the holder of the voting trust certificate to subscribe in his behalf, accompanied by the funds required to pay for such stock or securities, the Trustees shall make such subscription and payment and, upon receipt from BOT of the certificate for shares or securities so subscribed for, shall issue to such holder a voting trust certificate in respect thereof, if the same be common stock of the class or type deposited with the Trustees hereunder or other voting stock of BOT, but if the same be securities other than such stock, the Trustees shall mail or deliver such securities to the voting trust certificate holder or, in lieu thereof, may instruct BOT to make delivery directly to such holder.


     7.   Dissolution, Merger or Consolidation of BOT:

          (a) In the event of the dissolution or total or partial liquidation of BOT, whether voluntary or involuntary, the Trustees shall receive the monies, securities rights or property to which the holder of the voting trust certificate is entitled, and shall distribute the same to the registered holder of the voting trust certificate and, upon such distribution, all further obligations or liability of the Trustees in respect of such monies, securities, rights or property so received shall cease.

          (b) In case BOT is merged into or consolidated with another corporation or all or substantially all of the assets of BOT are transferred to another corporation, then, in connection with such transfer, the term "BOT" for all purposes of this Agreement shall be taken to include such successor corporation, and the Trustees shall receive and hold under this Agreement any voting stock of such successor corporation recieved on account of the ownership, as Trustees hereunder, of the stock held hereunder prior to such merger, consolidation or transfer. Voting trust certificates issued and outstanding under this Agreement at the time of such merger, consolidation or transfer may remain outstanding or the Trustees mayl in their discretion, substitute for such voting trust certificates new voting trust certificates in appropriate form. Nothing herein contained shall be deemed to require the Trustees to vote for, or cause a dissolution of BOT if all, or substantially all, of its assets are sold. In such event BOT may enter into a new business, operate as a holding company or engage in any other lawful activity.

     8.   Rights and Powers of Trustees:

          (a) Until delivery to the holder of the voting trust certificate issued hereunder of stock certificates in exchange therefor, and until the surrender of the voting trust certificate for cancellation, the Trustees shall have the exclusive right to exercise all of the rights of shareholders except as expressly provided herein, all with the same force and effect as if the Trustees were the beneficial owners of the common stock deposited with them including but not limited to the exclusive right to vote the shares deposited hereunder in such manner as they may determine in their discretion, or to give written consent in lieu of voting thereon, subject to any limitation on the right to vote contained in the Certificate of Incorporation of BOT as same may have been amended, or other certificate filed pursuant to law, in person or by proxy, at any and all meetings of the shareholders which may be required or authorized by law. Such right of the Trustees to vote the shares deposited hereunder shall be exercised by majority decision and shall include but not be limited to the right to vote with respect to all of the following matters:

               (i) Election of directors.

               (ii) Mortgaging and pledging of all or substantially all of the property of BOT.

               (iii) Transfer, lease or sale of all or substantially all of the property of BOT for cash, securities or other property.


               (iv) Dissolution of BOT

               (v) Split-up, consolidation, merger, reorganization of BOT or a change of corporate structure of BOT.

               (vi) Amending the By-laws of BOT

               (vii) Amendment of the Certificate of Incorporation for any purpose, including increase of the authorized capital stock of the corporation or the classification or reclassification of such capital stock.

     The right of the Trustees to exercise the rights of a shareholder shall also include, but not be limited to, the right, but only with the consent of the holder of the voting trust certificate, to seek an appraisal of the common stock deposited with them pursuant to any statutory right of appraisal and to surrender such common stock in return for the appraised value thereof.

          (b) BOT shall give prompt notice to the registered holder of the voting trust certificate of all regular or special meetings of the shareholders of BOT and of all proceedings other than meetings of shareholders wherein the consent of shareholders are requested or required. Notwithstanding the grant to the Trustees of the right to vote the shares deposited hereunder, the registered holder of the voting trust certificate shall be entitled to attend any such meetings of shareholders of BOT and to participate in the deliberations thereat, and BOT agrees to permit the registered holder of the voting trust certificate to attend such meetings of shareholders and to participate.

          (c) Except in connection with a split-up, consolidation, merger, reorganization, recapitalization or dissolution approved by the Trustees or transfer pursuant to paragraph 4 hereof, the Trustees shall have no right to sell, assign, convey, transfer, donate or otherwise dispose of or contract to dispose of, or mortgage, pledge, hypothecate or otherwise encumber, any shares of the common stock or any other securities of BOT or any successor corporation now or hereafter subject to the voting trust.


     9. Successor Trustee: In the event of the death, resignation or inability to act of one of the Trustees, the remaining two, jointly, shall succeed to all of his or her rights, powers and duties, or, if they so choose, shall select a third person to serve as Successor Trustee. In the event of the death, resignation or inability to act of two of the Trustees the voting trust created by this Agreement shall terminate.


     10.  Additional Rights and Liabilities of Trustees:

          (a) The Trustees shall not be required to give any bond or other security for the faithful discharge of their duties, and shall not incur any liability as stockholder, Trustee, or otherwise, and each Trustee shall be liable only for his or her own willful misfeasance and for his or her own bad faith and shall not be answerable for any misfeasance or nonfeasance of the other Trustees or of any attorney, auditor, appraiser, accountant, agent or employee selected by him or her with reasonable care.

          (b) The certificate representing the stock received by the Trustee hereunder and transferred into their names may be deposited with any agent of the Trustees or with any bank or trust company in the Borough of Manhattan, City of New York, which may be selected by the Trustees in their discretion, and the Trustees shall not be liable for any loss of such certificates by such agent or depository.

          (c) The Trustees shall serve without compensation but nothing herein contained shall disqualify them from receiving compensation for services rendered in the capacity of an officer, director, agent, attorney or employee, of BOT. The Trustees may employ counsel and such other agents, consultants or employees as they, in their discretion, may deem necessary# and they shall be entitled to charge to and receive reimbursement from BOT for all advances or disbursements made by them, as well as for all actual expenses incurred or paid for any services rendered by such counsel, consultants, agents an employees in connection therewith.

          (d) Any Trustee may act as a director or officer of BOT, and he or she, or any firm or corporation in which he or she may be pecuniarily interested, may deal in or with the stock, notes, bonds or other obligations or securities of BOT or the voting trust certificates to be issued hereunder, and may contract with BOT or be or become pecuniarily interested in any matter or transaction to which BOT may be a party or in which it may in any way be concerned, as fully as though he or she were not a Trustee under this Agreement.

     11.  Term and Termination:

          (a) The voting trust hereby declared and created shall continue until the occurrence of any one of the following events whichever shall first occur:

               (i) A consolidation, merger or sale of substantially all of BOT's assets or other reorganization to which BOT is a party if the securit'ies issued to all of the shareholders of BOT in such reorganization account in the aggregate for less than five (5%) percent of the voting power of the issuing corporation;

               (ii)  The expiration of ten (10) years from the date hereof;

               (iii) The death of two or more the Trustees named herein.

               (iv) The final denial or refusal to grant any requisite approvals or consents by any governmental authorities having jurisdiction over the business of BOT (including approvals or consents from the appropriate state liquor authorities or agencies). The term "final" as used herein shall mean that all appeals from such adverse decisions have been exhausted or the time to take any appeals from such decision have expired without any appeals pending.

          (b) This Agreement may be renewed for successive ten (10) year periods or such other term as may be permitted by law provided, however, that the voting trust certificate holder gives his written consent to such renewal at any time within six months before each termination date. A copy of each extension agreement and the consent thereto shall be filed with the corporation.

          (c) This Agreement may be terminated, amended or modified at any time by an agreement in writing signed by all of the parties hereto and may be terminated by the Trustees at any time, by their giving written notice of such termination to the other parties hereto.

          (d) The payment of any transfer taxes required upon the transfer to or from the Trustees of the shares of common stock of BOT or the voting trust certificates covered hereby, and all other expenses in connection with the performance heroff shall be made by BOT. Upon the termination of this Agreement as hereinabove provided, the Trustees upon receipt from the registered holder of the voting trust certificate of such certificate, duly endorsed, together with payment by BOT of a sum sufficient to pay all required transfer tax stamps and to reimburse the Trustees for any unpaid expenses or charges to which they are entitled under this Agreement, as well as for any stamp tax or governmental charge in connection with the delivery hereinafter described, shall deliver to BOT the certificate for the shares issued to them as such Trustees, shall receive new certificates issued in the name of the registered holder of the voting trust certificate for two hundred shares of common stock and shall deliver such new certificate for such shares to the holder.

     12.  General Provisions:

          (a) All notices and designations hereunder shall be given in writing, sent by registered or certified mail, return receipt requested, to all of the parties hereto, to the addresses hereinabove stated, or to such other address as any party may designate in writing to the others. A copy of all notices shall be delivered to BOT at its principal office.

          (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

          (d) The paragraph headings are for convenience only and shall not be deemed to affect in any way the language of the provisions to which they refer.

          (e) This agreement contains the entire agreement between the parties and may not be orally modified or terminated. Except where the context indicates otherwise, the term "Trustees" as used in this Agreement shall refer to the voting trustees hereunder and/or the successor voting trustee then in office.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this agreement as of the day and year first above written.

                              BENIHANA OF TOKYO, INC

                              By:/s/ Rocky H. Aoki
                              ----------------------------------

                              /s/ Rocky H. Aoki
                              ----------------------------------
                              ROCKY H. AOKI, Shareholder



                              /s/ Rocky H. Aoki
                              ----------------------------------
                              ROCKY H.IAOKI, Trustee



                              /s/ Katsu Aoki
                              ----------------------------------
                              KATSU AOKI, Trustee


                              /s/ Darwin C. Dornbush
                              ----------------------------------
                              DARWIN C. DORNBUSH, Trustee